EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-139547, 333-86868, 333-73142, and 333-68775 on Form S-8 of Conexant Systems, Inc. of our report dated June 28, 2007, relating to the financial statements and supplemental schedule of Conexant Systems, Inc. Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Conexant Systems, Inc. Retirement Savings Plan for the year ended December 31, 2006.
/s/ McKENNON, WILSON & MORGAN, LLP
Irvine, California
June 28, 2007